Exhibit 4.2

WARRANT AGREEMENT

between

AMERICAN BANKNOTE CORPORATION

and

AMERICAN STOCK TRANSFER &
TRUST COMPANY

as Warrant Agent

311,241 Series 1 Warrants
311,241 Series 2 Warrants

Dated as of October 1, 2002

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS	1

ARTICLE 2 ISSUANCE OF WARRANTS	4
2.1 Initial Issuance	4
2.2 Initial Share Amount	5
2.3 Form Of Warrant Certificates	5
2.4 Execution Of Warrant Certificates	5
2.5 Countersignature Of Warrant Certificates	5

ARTICLE 3 EXERCISE PERIOD	6
3.1 Series 1 Warrant and Series 2 Warrants	6

ARTICLE 4 EXERCISE PRICES	6
4.1 Series 1	6
4.2 Series 2	6

ARTICLE 5 EXERCISE OF WARRANTS	6
5.1 Manner Of Exercise	6
5.2 When Exercise Effective	6
5.3 Delivery Of Certificates, Etc.	7
5.4 Fractional Shares	7

ARTICLE 6 ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE EXERCISE PRICES UPON EXERCISE	7
6.1 Stock Dividends, Split-ups, And Combinations Of Shares	7
6.2 Distributions	8
6.3 Exercise Price Adjustment	8
6.4 Adjustments For Mergers And Consolidations	8
6.5 Calculation To Nearest Cent And One-hundredth Of Share	9
6.6 Notice Of Adjustment In Exercise Price	9
6.7 Other Notices	9
6.8 No Change In Warrant Terms On Adjustment: No Adjustment for Distributions under the Plan	9
6.9 Treasury Shares	10

ARTICLE 7 CONSOLIDATION, MERGER, ETC.	10

ARTICLE 8 NO DILUTION OR IMPAIRMENT	10

ARTICLE 9 REPORTS	11

ARTICLE 10 NOTIFICATION OF CERTAIN EVENTS	11
10.1 Corporate Action	11
10.2 Available Information	12

ARTICLE 11 RESERVATION OF STOCK	12

11.1 Reservation; Due Authorization, Etc.	12

11.2 Compliance With Law	12

ARTICLE 12 PAYMENT OF TAXES	13

ARTICLE 13 LOSS OR MUTILATION	13

ARTICLE 14 WARRANT REGISTRATION	13
14.1 Registration	13
14.2 Transfer Or Exchange	14
14.3 Valid And Enforceable	14
14.4 Endorsement	14
14.5 No Service Charge	14
14.6 Cancellation	14

ARTICLE 15 WARRANT AGENT	14
15.1 Obligations Binding	14
15.2 No Liability	15
15.3 Instructions	15
15.4 Agents	15
15.5 Cooperation	15
15.6 Agent Only	15
15.7 Right To Counsel	16
15.8 Compensation	16
15.9 Accounting	16
15.10 No Conflict	16
15.11 Resignation; Termination	16
15.12 Change Of Warrant Agent	17
15.13 Successor Warrant Agent	17

ARTICLE 16 REMEDIES, ETC.	17
16.1 Remedies	17
16.2 Warrant Holder Not Deemed A Stockholder	17
16.3 Right Of Action	18

ARTICLE 17 MISCELLANEOUS	18
17.1 Notices	18
17.2 Governing Law And Consent To Forum	19
17.3 Benefits Of This Agreement	19
17.4 Agreement Of Holders Of Warrant Certificates	19
17.5 Counterparts	19
17.6 Amendments	19
17.7 Consent To Jurisdiction	20
17.8 Headings	20

EXHIBITS

Exhibit A: Form of Series 1 Warrant Certificate

Exhibit B: Form of Series 2 Warrant Certificate

WARRANT AGREEMENT

           THIS WARRANT AGREEMENT, is made and entered into as of October 1, 2002 (the "Agreement"), by and between AMERICAN BANKNOTE CORPORATION, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

WITNESSETH:

           WHEREAS, in connection with the financial restructuring of the Company pursuant to its plan of reorganization (the "Plan") and pursuant to its Chapter 11 Case (as defined herein), the Company proposes to issue two series of warrants which, in the aggregate, are exercisable to purchase up to 622,482 shares of Common Stock (as defined herein), subject to adjustment as provided herein (the "Warrants"), to the holders of the Company's Old Preferred Stock, Old Common Stock, and Securities Claims (each as defined herein) in exchange for such Old Preferred Stock, Old Common Stock, and Securities Claims; and

           WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement, and exercise of the Warrant Certificates and other matters as provided herein; and

           WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof,

           NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

ARTICLE 1

DEFINITIONS

           As used herein, the following terms shall have the respective meanings set forth below. Whenever the context requires, such terms shall include the plural as well as the singular number.

           "Affiliate" means with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, (a) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Common Stock (or equivalent equity interests), by contract or otherwise, and the terms "controlling" or "controlled" have meanings correlative to the foregoing, and (b) a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

           "Agreement" means this Warrant Agreement, as the same may be amended or modified from time to time hereafter.

           "Bankruptcy Code" means title 11 of the United States Code.

           "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

           "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; provided that, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; and provided, further, that any reference in this Agreement to "days" (unless Business Days are specified) shall mean calendar days.

           "Chapter 11 Case" means the case under Chapter 11 of the Bankruptcy Code concerning the Company which was commenced on December 8, 1999.

           "Common Stock" means the Company's Common Stock, par value $.01 per share, as authorized from and after the Consummation Date.

           "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

           "Company" means American Banknote Corporation, a Delaware corporation.

           "Consummation Date" has the meaning specified in the Plan.

           "Disbursing Agent" has the meaning specified in the Plan.

           "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

           "Exercise Period" has the meaning specified in Article 3.

           "Exercise Price" has the meaning specified in Article 4.

           "Fair Value" means (a) with respect to Common Stock or any Other Security, in each case if such security is listed on one or more stock exchanges or quoted on the National Market System or SmallCap Market of NASDAQ (the "NASDAQ Market"), the average of the closing sales prices of a share of such Common Stock or, if an Other Security in the minimum denomination in which such security is traded, on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (b) if the Common Stock or Other Security, as the case may be, is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock or Other Security, in each case for the 30 Business Days (or such lesser number of Business Days as such Common Stock or other security shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock or Other Security as determined reasonably and in good faith by the Board of Directors of the Company; and provided, further, however, that in the event the current market price of a share of such Common Stock or of the minimum traded denomination of such Other Security is determined during a period following the announcement by the Company of (x) a dividend or distribution on the Common Stock or Other Security payable in shares of Common Stock or in such Other Security, or (y) any subdivision, combination, or reclassification of the Common Stock or Other Security, and prior to the expiration of 30 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, there and in each such case, the "Fair Value" shall be appropriately adjusted to take into account ex-dividend trading. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, options, or Other Securities in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any other Person into the Company, the Fair Value of the Common Stock or Other Securities so issued shall be determined as of the date the number of shares of Common Stock, rights, options, or Other Securities was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, option or Other Securities.

           "Old Common Stock" means the Company's common stock, par value $.01 per share, outstanding as of the date of the Company's filing of the petition commencing the Chapter 11 Case.

           "Old Preferred Stock" means the Company's series B preferred stock, par value $.01, outstanding as of the date of the Company's filing of the petition commencing the Chapter 11 Case.

           "Original Issue Date" has the meaning specified in Section 2.1.

           "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holders of the Warrants at any time shall be entitled to receive or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issue in exchange for or in replacement of Common Stock or Other Securities.

           "Person" means any individual, partnership, association, joint venture, corporation, business trust, unincorporated organization, government, or department, agency or subdivision thereof, or other person or entity.

           "Plan" means the reorganization plan of the Company, as confirmed by order of the Bankruptcy Court entered on August 22, 2002.

           "Public Offering" means any offering of Common Stock (or Other Securities) to the public pursuant to an effective registration statement under the Securities Act.

           "Rights Offering" has the meaning ascribed to such term in the Plan.

           "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

           "Securities Claims" means any and all claims (as defined in section 101(5) of the Bankruptcy Code) against the Company for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification, or damages arising from, under, or in connection with (a) all agreements entered into by the Company in connection with the issuance of any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Company or of American Bank Note Holographics, Inc. ("ABNH") and (b) the purchase or sale of any equity security of the Company or ABNH.

           "Series 1 Warrants" means the Company's Series 1 Warrants to purchase up to an aggregate of 311,241 shares of Common Stock at the Exercise Price specified herein, subject to adjustment as provided herein, issued in exchange for the Old Preferred Stock, Old Common Stock, and Securities Claims pursuant to the Plan.

           "Series 2 Warrants" means the Company's Series 2 Warrants to purchase up to an aggregate of 311,241 shares of Common Stock at the Exercise Price specified herein, subject to adjustment as provided herein, issued in exchange for the Old Preferred Stock, Old Common Stock, and Securities Claims pursuant to the Plan.

           "Warrant Agent" means American Stock Transfer & Trust Company.

           "Warrant Certificates" has the meaning specified in Section 2.3.

           "Warrants" means, collectively, the two series of the Company's Warrants to purchase up to an aggregate of 622,482 shares of Common Stock at the Exercise Price specified for each such series, subject to adjustment as provided herein, issued in exchange for the Old Preferred Stock, Old Common Stock, and Securities Claims pursuant to the Plan.

ARTICLE 2

ISSUANCE OF WARRANTS

           2.1  Initial Issuance. On the date hereof (the "Original Issue Date"), which is also the Consummation Date, the Company shall, pursuant to the Plan, deliver to the Company's Disbursing Agent under the Plan for re-distribution to the holders of the Old Common Stock, Old Preferred Stock, and Securities Claims, a global certificate for an aggregate of 311,241 Series 1 Warrants and a global certificate for an aggregate of 311,241 Series 2 Warrants.

           2.2  Initial Share Amount. The number of shares of Common Stock purchasable upon exercise of the Warrants shall be one (1) Warrant to one (1) share of Common stock, subject to adjustments from and after the Original Issue Date as provided in Article 6 of this Agreement.

           2.3  Form Of Warrant Certificates. The Series 1 Warrants and Series 2 Warrants shall be evidenced, respectively, by certificates substantially in the forms attached hereto as Exhibit A and Exhibit B (the "Warrant Certificates"). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Original Issue Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants, on the date of such event. The Warrant Certificate may have such further legends and endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

           2.4  Execution Of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

           2.5  Countersignature Of Warrant Certificates. Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2.5, and deliver any new Warrant Certificates, as directed by the Company pursuant to Section 2.1 and as and when required pursuant to the provisions of Articles 13 and 14. Each Warrant Certificate shall, when countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

ARTICLE 3

EXERCISE PERIOD

           3.1  Series 1 Warrant and Series 2 Warrants. Each Series 1 Warrant and Series 2 Warrant shall entitle the holder thereof to purchase from the Company one (1) share of Common Stock (subject to the adjustments provided herein), at anytime during the five (5) year period that commences on the First Business Day that is one (1) day after the Original Issue Date, and that terminates at 5:00 p.m., New York City time on the First Business Day that is five (5) years after the Original Issue Date (the "Exercise Period").

ARTICLE 4

EXERCISE PRICES

           4.1  Series 1. The Exercise Price for the Series 1 Warrants shall be $10.00 per share of Common Stock (subject to adjustment pursuant to Article 6 hereof).

           4.2  Series 2. The Exercise Price for the Series 2 Warrants shall be $12.50 per share of Common stock (subject to adjustment pursuant to Article 6 hereof).

ARTICLE 5

EXERCISE OF WARRANTS

           5.1  Manner Of Exercise. All or any of the Warrants represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein duly executed by such holder, by hand or by mail to the Warrant Agent at its office addressed to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 (Attn: Exchange Department), or, if such exercise shall be in connection with an underwritten Public Offering, at the location designated by the Company. Such Warrant Certificate shall be accompanied by payment in respect of each Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable to the order of the Company, except as otherwise provided herein. Such payment shall be in an amount equal to the product of the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription form multiplied by the original Exercise Price for the Series of Warrants being exercised (plus such additional consideration as may be provided herein). Upon such surrender and payment, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Articles 2 and 3, and as and if adjusted pursuant to Article 6.

           5.2  When Exercise Effective. Each exercise of any Warrant pursuant to Section 5.1 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment shall have been delivered as provided in Section 5.1, and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 5.3 shall be deemed to have become the holder or holders of record thereof.

           5.3  Delivery Of Certificates, Etc. (a) As promptly as practicable after the exercise of any Warrant, and in any event within five (5) Business Days thereafter (or, if such exercise is in connection with an underwritten Public Offering, concurrently with such exercise), the Company at its expense (other than as to payment of transfer taxes which will be paid by the holder) will cause to be issued and delivered to such holder, or as such holder may otherwise direct in writing (subject to Article 13),

(i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which such holder is entitled, and

(ii) if less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate or Warrant Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed, and countersigned in accordance with Sections 2.4 and 2.5.

                (b)  The Warrant Agent shall countersign any new Warrant Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the person entitled to receive the same in accordance with this Section 5.3. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

           5.4  Fractional Shares. No fractional shares of Common Stock (or Other Securities) shall be issued upon any exercise of Warrants. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common Stock (or Other Securities), the Company shall pay a cash adjustment in respect thereto in an amount equal to the product of the Fair Value per share of Common Stock (or Other Securities) as of the Business Day next preceding the date of such exercise multiplied by such fraction of a share.

ARTICLE 6

ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE
EXERCISE PRICES UPON EXERCISE

           6.1  Stock Dividends, Split-ups, And Combinations Of Shares. If after the date hereof the number of outstanding shares of Common Stock is increased by a dividend, share distribution, or split up, in each case payable in shares of Common Stock, or if the number of outstanding shares of Common Stock is combined into a smaller number of such shares or in the event of any other reclassification of shares of Common Stock (other than a reclassification in connection with a merger, consolidation, or other business combination which will be governed by Section 6.4), then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the occurrence of any such event shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock (or Other Securities) of the Company which such holder would have been entitled to receive upon the occurrence of such event had such Warrant been exercised immediately prior thereto or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

           6.2  Distributions. If after the date hereof the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or rights to subscribe to shares of Common Stock expiring more than 45 days after the issuance thereof, then in each such case the Exercise Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Fair Value of a share of the Common Stock at the date of such distribution less the Fair Value per share of Common Stock outstanding at such date of the assets or evidences of indebtedness so distributed or of such subscription rights (as determined by the board of directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) and the denominator of which is the Fair Value of a share of Common Stock at such date. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

           6.3  Exercise Price Adjustment. Whenever the number of shares of Common Stock (or Other Securities) into which a Warrant is exercisable is adjusted as provided in this Article 6, then the Exercise Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock (or Other Securities) into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock (or Other Securities) into which such Warrant was exercisable immediately thereafter.

           6.4  Adjustments For Mergers And Consolidations. In case the Company, after the date hereof, shall merge or consolidate with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant Agreement, the holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall at the election of the Company made prior to the consummation of such transaction be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, either (a) the amount of securities, cash, or other property to which such holder would have been entitled as a holder of Common Stock (or Other Securities) upon such consummation if such holder had exercised the rights represented by the Warrants held by such holder immediately prior thereto (which in the case of a transaction in which stockholders may elect to receive different consideration shall be deemed to be the consideration received by stockholders who fail to make an election), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 6.1 and 6.2 hereof, or (b) the excess, if any, of the Fair Value of all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation over the aggregate Exercise Price in effect at the time of such consummation, payable in cash promptly following such consummation. In the event that the Company makes the election provided for in clause (b) of the immediately preceding sentence, the Warrants shall expire upon consummation of such transaction.

           6.5  Calculation To Nearest Cent And One-hundredth Of Share. All calculations under this Article 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

           6.6  Notice Of Adjustment In Exercise Price. Whenever the Exercise Price and securities issuable shall be adjusted as provided in this Article 6, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, Vice Chairman of the Board, the President, or any Vice President of the Company and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, stating in detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Warrants at its address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Exercise Price or securities issuable, or with respect to the nature or extent of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment.

           6.7  Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in Sections 6.1, 6.2, or 6.3 of this Article 6, the Company shall give notice to the Warrant Agent and to each registered holder of a Warrant in the manner set forth in Section 6.6 of this Article 6, which notice shall specify, in the case of action of the type specified in Section 6.2 or 6.3, the date on which a record shall be taken with respect to any such action. Such notice shall be given, in the case of any action of the type specified in Section 6.2 or 6.3, at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 6.6 of this Article 6.

           6.8  No Change In Warrant Terms On Adjustment: No Adjustment for Distributions under the Plan. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock (or any inclusion of Other Securities) issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted. Without limiting the foregoing, no adjustment shall be made pursuant to this Article 6 by reason of the issuance of shares of Common Stock pursuant to the Plan or the Rights Offering or upon exercise of the Warrants or any stock options issued pursuant to or as permitted by the Plan.

           6.9  Treasury Shares. Shares of Common Stock at any time owned by the Company shall not be deemed to be outstanding for the purposes of any computation under this Article 6.

ARTICLE 7

CONSOLIDATION, MERGER, ETC.

           Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, Other Securities, securities, cash, or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Warrant Agent, the obligations of the Company under this Warrant Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, Other Securities, cash, or property as may be required pursuant to Article 6 hereof.

ARTICLE 8

NO DILUTION OR IMPAIRMENT

           The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities, or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the Warrants issued hereunder, but will at all times in good faith observe and perform all such terms and take all such action as may be necessary or appropriate to protect the rights of each holder of a Warrant against dilution or other impairment of the kind specified herein, provided, however, that, subject to compliance with the applicable provisions of this Agreement, the Company shall not be prohibited by this Article 8 or by any provision of this Agreement from making decisions providing for, inter alia, the merger or consolidation of the Company or the sale of its assets which transactions, in the judgment of the Company's board of directors, are in the best interests of the Company and its stockholders. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding, and (c) will not take any action that results in any adjustment of the shares issuable upon exercise of the Warrants (or which entitles the holders of the Warrants to receive Other Securities upon such exercise) if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

ARTICLE 9

REPORTS

           In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon with exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment after giving effect to such in accordance with the terms of this Agreement and shall prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such report to the Warrant Agent, which shall promptly mail a copy to each holder of a Warrant. The Warrant Agent will cause the same to be available for inspection at its principal office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

ARTICLE 10

NOTIFICATION OF CERTAIN EVENTS

           10.1  Corporate Action. In the event of:

                (a)  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus) or other distribution of any kind, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or interest of any kind; or

                (b)  (i) any capital reorganization of the Company, (ii) any reclassification of the capital shares of the Company (other than change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), (iii) the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock), (iv) the sale of the properties and assets of the Company as, or substantially as, an entirety to another Person, or (v) an exchange offer for Common Stock (or Other Securities); or

              (c)  the voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall cause to be filed with the Warrant Agent and mailed to each holder of a Warrant a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution, rights, event, transaction, or amendment (or vote thereon) and the amount and character of any such dividend, distribution, exchange, rights, or vote, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, exchange, or rights are to be determined, and the amount and character of such dividend, distribution, or rights, or (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation, or winding up is expected to become effective, and the time, if any such time is to be fixed, as of which holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation, or winding up. Such notice shall be delivered not less than twenty (20) days prior to such date therein specified, in the case of any such date referred to in clause (x) of the preceding sentence, and not less than thirty (30) days prior to such date therein specified, in the case of any such date referred to in clause (y) of the preceding sentence. Failure to give such notice within the time provided or any defect therein shall not affect the legality or validity of any such action.

           10.2  Available Information. The Company shall promptly file with the Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to make such filings, the Company shall promptly deliver to the Warrant Agent copies of any annual, quarterly, or other reports and financial statements that are provided to any holders of equity or debt securities of the Company (other than bank debt) in their capacity as holders of such securities.

ARTICLE 11

RESERVATION OF STOCK

           11.1  Reservation; Due Authorization, Etc. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (or out of authorized Other Securities), solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common Stock (and Other Securities) from time to time issuable upon exercise of all Warrants and any other outstanding warrants, options, or similar rights, from time to time outstanding. All shares of Common Stock (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances, and other restrictions created by or through the Company.

           11.2  Compliance With Law. The Company will use its best efforts, at its expense and on a continual basis, to assure that all shares of Common Stock (and Other Securities) that may be issued upon exercise of Warrants may be so issued and delivered without violation of any Federal or state securities law or regulation, or any other law or regulation applicable to the Company or any of its subsidiaries, provided that with respect to any such exercise involving a sale or transfer of Warrants or any such securities issuable upon such exercise, the Company shall have no obligation to register such Warrants or securities under any such securities law.

ARTICLE 12

PAYMENT OF TAXES

           The Company will pay any and all documentary stamp or similar issue taxes payable to the United States of America or any State, or any political subdivision or taxing authority thereof or therein, in respect of the issuance or delivery of shares of Common Stock (or Other Securities) on exercise of Warrants, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer of a Warrant or any transfer involved in the issuance and delivery of Common Stock (or Other Securities) in a name other than that of the registered holder of the Warrants to be exercised, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

ARTICLE 13

LOSS OR MUTILATION

           Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction, or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company's request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed, or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article 13, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article 13 in lieu of any lost, stolen, or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. The provisions of this Article 13 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

ARTICLE 14

WARRANT REGISTRATION

           14.1  Registration. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Company shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Company or the Warrant Agent located at the respective address therefor as provided in Section 17.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a Warrant.

           14.2  Transfer Or Exchange. Subject to Section 2.1 hereof, at the option of the holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Company or the Warrant Agent maintained for such purpose at the respective address therefor as provided in Section 17.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

           14.3  Valid And Enforceable. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

           14.4  Endorsement. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered holder thereof or such holder's officer or representative duly authorized in writing.

           14.5  No Service Charge. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

           14.6  Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant Certificate shall not be reissued by the Company and, except as provided in this Article 14 in case of an exchange or transfer, in Article 13 in case of a mutilated Warrant Certificate and in Article 3 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company or shall otherwise comply with applicable securities regulations.

ARTICLE 15

WARRANT AGENT

           15.1  Obligations Binding. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Article 15. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

           15.2  No Liability. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization, or value (or kind or amount) of any Common Stock or of any Other Securities or other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities, or other property. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered, or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (c) be responsible for any failure on the part of the Company to issue, transfer, or deliver any Common Stock or Other Securities or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates, or (d) be liable for any act or omission in connection with this Agreement except for its own bad faith, negligence, or willful misconduct.

           15.3  Instructions. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the Company, and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the instructions of any such officer.

           15.4  Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent, or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit, or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit, or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

           15.5  Cooperation. The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

           15.6  Agent Only. The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

           15.7  Right To Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant holder for any action taken, suffered, or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

           15.8  Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses hereunder; and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs, and reasonable counsel fees for anything done, suffered, or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's bad faith, negligence, or willful misconduct.

           15.9  Accounting. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock (or Other Securities) through the exercise of Warrants.

           15.10  No Conflict. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

           15.11  Resignation; Termination. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct), after giving thirty (30) days' prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct. The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 15.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

           15.12  Change Of Warrant Agent. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

           15.13  Successor Warrant Agent. Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act, provided, that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 15.11 of this Article 15. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at its last address as shown on the register of the Company.

ARTICLE 16

REMEDIES, ETC.

           16.1  Remedies. The Company stipulates that the remedies at law of each holder of a Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

           16.2  Warrant Holder Not Deemed A Stockholder. Prior to the exercise of the Warrants represented thereby no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as otherwise provided herein, to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

           16.3  Right Of Action. All rights of action in respect of this Agreement are vested in the registered holders of the Warrants. Any registered holder of any Warrant, without the consent of the Warrant Agent or the registered holder of any other Warrant, may in such holder's own behalf and for such holder's own benefit enforce, and may institute and maintain any suit, action, or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise such holder's Warrants in the manner provided in the Warrant Certificate representing such Warrants and the Company's obligations under this Agreement and the Warrants.

ARTICLE 17

MISCELLANEOUS

           17.1  Notices. Any notice, demand, or delivery authorized by this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to any registered holder of a Warrant at such holder's last known address appearing on the register of the Company, and to the Company or the Warrant Agent as follows:

If to the Company:

American Banknote Corporation
560 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Attn: Patrick Gentile
Telephone:   (201) 568-4400
Facsimile:     (201) 568-4577

If to the Warrant Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: Michael Karfunkel
         American Banknote Corporation
Telephone:   (718) 921-8201
Facsimile: (718) 921-8336

or such other address as shall have been furnished in writing, in accordance with this Section 17.1, to the party giving or making such notice, demand or delivery.

           17.2  Governing Law And Consent To Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, THE COMPANY AND THE WARRANT AGENT EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

           17.3  Benefits Of This Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants and of holders of the Common Stock, where applicable. Nothing in this Agreement is intended or shall be construed to confer upon any other person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

           17.4  Agreement Of Holders Of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, covenants and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

           17.5  Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           17.6  Amendments. The Warrant Agent may, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or other writing, join with the Company in making any amendments or modifications of this Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained and which do not accurately reflect the understanding of the parties hereto, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement, or (c) do not and will not adversely affect, alter, or change the rights, privileges, or immunities of the registered holders of Warrants or of any person entitled to the benefits of this Agreement who has not assented to such change, in writing. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock (or Other Securities) purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties, or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this Section 17.6, such amendment shall be considered a part of this Agreement for all purposes and every holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

           17.7  Consent To Jurisdiction. The parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder to holders of Old Common Stock, Old Preferred Stock, and Securities Claims pursuant to the Plan. The Warrant Agent hereby assents to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

           17.8  Headings. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

AMERICAN BANKNOTE CORPORATION

By: /s/ Patrick J. Gentile
       Name:   Patrick J. Gentile
       Title:   Executive Vice President & CFO

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Herbert J. Lemmer
       Name:   Herbert J. Lemmer
Name: Vice President

EXHIBIT A
FORM OF SERIES 1 WARRANT CERTIFICATE

[FORM OF FACE OF SERIES 1 WARRANT CERTIFICATE]

Series 1 Warrant No. _____________	Number of Series 1 Warrant(s): ________________

Exercisable During the Period Commencing           , 2002
and Terminating at 5:00 p.m.                    , 2007
except as provided below

SERIES I WARRANT TO PURCHASE
COMMON STOCK
OF
AMERICAN BANKNOTE CORPORATION

           This Certifies that            or registered assigns, is the owner of the number of SERIES 1 WARRANTS set forth above, each of which represents the right, at any time after, 2002 and on or before 5:00 p.m., New York City time, on           , 2007, to purchase from American Banknote Corporation, a Delaware corporation (the "Company"), at the price of $10.00 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of           , 2002, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to American Stock Transfer & Trust Company at 59 Maiden Lane, New York, New York 10038 (Attn: Michael Karfunkel, American Banknote Corporation), or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (or Other securities) (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

          Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

           No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash adjustment in lieu of such issuance, as provided in the Warrant Agreement.

           This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of            , 2002 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

           REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:	AMERICAN BANKNOTE CORPORATION By: Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent By: Authorized Signatory

[FORM OF REVERSE OF WARRANT CERTIFICATE]

AMERICAN BANKNOTE CORPORATION

           The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

           This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

           Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

           This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on             , 2007.

           This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

           Witness the facsimile seal of the Company and the signature of its duly authorized officer.

SUBSCRIPTION FORM
(To be executed only upon exercise of warrant)

TO AMERICAN BANKNOTE CORPORATION
     AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

           The undersigned (a) irrevocably exercises the Warrants represented by the within Warrant Certificate, (b) purchases one share of Common Stock of American Banknote Corporation (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $10.00 in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of American Banknote Corporation), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (iii) surrenders this Warrant Certificate and all right, title, and interest therein to American Banknote Corporation, and (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:	(Owner)* (Signature Of Authorized Representative) (Street Address) (City) (State) (Zip Code)

Securities or property to be issued and delivered to:	Signature Guaranteed**

Please insert social security or other identifying number ___________________

Name ___________________________________________________________

Street Address ____________________________________________________

City, State, and Zip Code ____________________________________________

FORM OF ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

Name Of Assignee                 Address                  No. Of Warrants
----------------                 -------                  ----------------

Please insert social
security or other
identifying number
of Assignee
__________

and does hereby irrevocably constitute and appoint __________________ attorney to make such transfer on the books of American Banknote Corporation maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____

Name___________________________________* Signature Of Authorized Representative ____________________________ Signature Guaranteed______________________**

__________

           *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

           **The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

EXHIBIT B

FORM OF SERIES 2 WARRANT CERTIFICATE

[FORM OF FACE OF SERIES 2 WARRANT CERTIFICATE]

Series 2 Warrant No. _____________	Number of Series 2 Warrant(s): ________________

Exercisable During the Period Commencing             , 2002
and Terminating at 5:00 p.m.                     , 2007
except as provided below

SERIES 2 WARRANT TO PURCHASE
COMMON STOCK
OF
AMERICAN BANKNOTE CORPORATION

           This Certifies that            or registered assigns, is the owner of the number of SERIES 2 WARRANTS set forth above, each of which represents the right, at any time after    , 2002 and on or before 5:00 p.m., New York City time, on                       , 2007, to purchase from American Banknote Corporation, a Delaware corporation (the "Company"), at the price of $12.50 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of , 2002, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to American Stock Transfer & Trust Company at 59 Maiden Lane, New York, New York 10038 (Attn: Michael Karfunkel, American Banknote Corporation), or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (or Other securities) (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

          Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

          No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash adjustment in lieu of such issuance, as provided in the Warrant Agreement.

           This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of            , 2002 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above- mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

           REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:	AMERICAN BANKNOTE CORPORATION By: Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent By: Authorized Signatory

[FORM OF REVERSE OF WARRANT CERTIFICATE]

AMERICAN BANKNOTE CORPORATION

           The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

           This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

           Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

           This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on , 2007.

           This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

           Witness the facsimile seal of the Company and the signature of its duly authorized officer.

SUBSCRIPTION FORM
(To be executed only upon exercise of warrant)

TO AMERICAN BANKNOTE CORPORATION
     AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

           The undersigned (a) irrevocably exercises the Warrants represented by the within Warrant Certificate, (b) purchases one share of Common Stock of American Banknote Corporation (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $12.50 in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of American Banknote Corporation), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (c) surrenders this Warrant Certificate and all right, title, and interest therein to American Banknote Corporation, and (d) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:	(Owner)* (Signature Of Authorized Representative) (Street Address) (City) (State) (Zip Code)

Securities or property to be issued and delivered to:	Signature Guaranteed**

Please insert social security or other identifying number ___________________

Name ___________________________________________________________

Street Address ____________________________________________________

City, State, and Zip Code ____________________________________________

FORM OF ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

Name Of Assignee                 Address              No. Of Warrants
----------------                 -------              ----------------

Please insert social
security or other
identifying number
of Assignee
__________

and does hereby irrevocably constitute and appoint __________________ attorney to make such transfer on the books of American Banknote Corporation maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____

Name___________________________________* Signature Of Authorized Representative ____________________________ Signature Guaranteed______________________**

__________

           *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

           ** The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.